UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

July 1, 2011 (June 20, 2011)

High Plains Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-125068	26-3633813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 Southern Dr., Gillette, Wyoming

82718

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (307) 686-5030

n/a

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

Lease Agreement

On June 20, 2011 and effective as of February 27, 2011 High Plains Gas, LLC (“HPGL”), the wholly-owned operating subsidiary of High Plains Gas, Inc. (the “Company”) entered into a Lease Agreement with Hunt Club Investment Group LLC with respect to the Company’s executive offices at 3601 Southern Drive, Gillette, Wyoming 82718.  Pursuant to the lease, the base monthly rental is $20,000 per month (increasing 1.5% each year), and the lease expires February 26, 2014 unless extended by an option for up to 10 additional years.  As part of the Lease, the Company issued 240,000 shares of its restricted common stock to Hunt Club Investment Group LLC in lieu of a security deposit and any guarantees.

Item 9.01

Financial Statements and Exhibits

High Plains Gas, Inc. includes by reference the following exhibits:

No.

Description

10.1

Lease Agreement between Hunt Club Investment Group LLC and High Plains Gas, LLC executed June 20, 2011 and effective as of February 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, Inc.

Date: June 22, 2011

By:

\s\ Brent Cook

Name:

Brent Cook

Title:

Chief Executive Officer

Principal Executive Officer

Date: June 22, 2011

By:

\s\ Joseph Hettinger

Name:

Joseph Hettinger

Title:

Chief Financial Officer and Director

Principal Financial Officer